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Exhibit 10.503

CHIRON CORPORATION

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION
INITIAL OPTION GRANT

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608
ID: 94-2754624

[Name] ("Optionee") [Address] [City, State, Zip]	Option Number: Plan: 1991 ID:

        You have been granted a Non-Qualified Stock Option (the "Option") to buy 30,000 shares of Chiron Corporation (the "Corporation")(collectively, the "Option Shares") stock at $[        ] per share, effective as of [        ] (the "Option Grant Date").

        This Option is immediately exercisable. However, unless your Option Shares vest, they are subject to repurchase by the Corporation at your original exercise price (above) when you cease to provide services to the Corporation as a director, employee, consultant or independent contractor ("Services"). The terms of the Corporation's repurchase right shall be specified in a stock purchase agreement (the "Purchase Agreement"), in the form attached hereto as Exhibit B, executed by optionee at the time the Option is exercised for unvested shares.

        Your Option Shares vest in increments on the following dates, provided you continue Services through such dates:

    10,000 Option Shares vest on the first anniversary of the Option Grant Date.

    10,000 Option Shares vest on the second anniversary of the Option Grant Date

    10,000 Options Shares vest on the third anniversary of the Option Grant Date

        Your Option Shares may vest prior to completion of the above-described schedule pursuant to the terms of Paragraph C of the 2001-1 Form Automatic Stock Option Agreement (the "Agreement") attached hereto as Exhibit A, relating to certain terminations of Services following certain corporate transactions. No additional shares will vest after you cease to provide Services, except in the event of cessation of Services due to death or Permanent Disability as set forth in Section B.2. of the Agreement. This Option may not be exercised for fractional shares.

        This Option will expire ten years from the Option Grant Date ("Expiration Date"), subject to earlier termination in the event of cessation of Services or other circumstances as set forth in the Agreement.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Chiron Corporation 1991 Stock Option Plan (the "Plan") governing Automatic Option Grants to non-employee members of the Corporation's Board of Directors (the "Board"). Optionee further agrees to be bound by the terms of the Plan, the Agreement and the Purchase Agreement. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

        No Impairment of Rights.    Nothing in this Notice, the Agreement, the Purchase Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

        Definitions.    All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Agreement.

DATED: , 2001	CHIRON CORPORATION
By:

	Title:	Chairman and Chief Executive Officer
Attachments:	Exhibit A—2001-1 Form Automatic Stock Option Agreement
Exhibit B—2001-1 Form Stock Purchase Agreement

CHIRON CORPORATION

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION
ANNUAL OPTION GRANT

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608
ID: 94-2754624

[Name] ("Optionee") [Address] [City, State, Zip]	Option Number: Plan: 1991 ID:

        You have been granted a Non-Qualified Stock Option (the "Option") to buy 15,000 shares of Chiron Corporation (the "Corporation") stock (collectively, the "Option Shares") at $[        ] per share, effective as of [        ] (the "Option Grant Date").

        This Option is immediately exercisable. However, unless your Option Shares vest, they are subject to repurchase by the Corporation at your original exercise price (above) when you cease to provide services to the Corporation as a director, employee, consultant or independent contractor ("Services"). The terms of the Corporation's repurchase right shall be specified in a stock purchase agreement (the "Purchase Agreement"), in the form attached as Exhibit B, executed by optionee at the time the Option is exercised for unvested shares.

        Your Option Shares vest in full on the date six months following the Option Grant Date, provided you continue Services through such date. Your Option Shares may vest prior to completion of this six month period, pursuant to the terms of Paragraph C of the 2001-1 Form Automatic Stock Option Agreement (the "Agreement") attached hereto as Exhibit A, relating to certain terminations of Services following certain corporate transactions. No additional shares will vest after you cease to provide Services, except in the event of cessation of Services due to death or Permanent Disability as set forth in Section B.2. of the Agreement. This Option may not be exercised for fractional shares.

        This Option will expire ten years from the Option Grant Date ("Expiration Date"), subject to earlier termination in the event of cessation of Services or other circumstances as set forth in the Agreement.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Chiron Corporation 1991 Stock Option Plan (the "Plan") governing Automatic Option Grants to non-employee members of the Corporation's Board of Directors (the "Board"). Optionee further agrees to be bound by the terms of the Plan, the Agreement and the Purchase Agreement. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

        No Impairment of Rights.    Nothing in this Notice, the Agreement, the Purchase Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

        Definitions.    All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Agreement.

DATED: , 2001	CHIRON CORPORATION
By:

	Title:	Chairman and Chief Executive Officer
Attachments:	Exhibit A—2001-1 Form Automatic Stock Option Agreement
Exhibit B—2001-1 Form Stock Purchase Agreement

EXHIBIT A

CHIRON CORPORATION

2001-1 FORM AUTOMATIC GRANT STOCK OPTION AGREEMENT

A.    Manner of Exercising Option.

        1.    To the extent exercisable under the Notice of Grant and this Stock Option Agreement (the "Agreement"), this option to purchase common stock of Chiron Corporation (the "Option") may be exercised before the expiration date (the "Expiration Date") set forth in the Notice of Grant (or earlier termination of this Option) for the shares subject to this Option (the "Option Shares") by delivering written notice in such form and to such person as Chiron Corporation (the "Corporation") specifies. The exercise date will be the date that this notice is delivered ("Exercise Date"). The Option holder must furnish such documentation as the Corporation may request to verify that such person has the right to exercise this Option. The holder of this Option will not have any stockholder rights with respect to the Option Shares until such person has exercised the Option, paid the exercise price payable per share as specified in the Notice of Grant (the "Exercise Price") and become a holder of record of the purchased shares.

        2.    Upon exercise, the Optionee must pay the full Exercise Price to the Corporation in one or more of the following forms: cash, shares of Common Stock of the Corporation held by the Option holder for the requisite period to avoid a charge to the Corporation's earnings and valued as of the Exercise Date, or delivery in a manner approved by the Corporation of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price.

        3.    For purposes of this Option, Fair Market Value of a share of Common Stock on any date will be determined under the terms of the Plan, which, as long as the Common Stock is traded on the NASDAQ system and the Committee administering the Plan does not determine otherwise, will be the average of the high and low price of one share of Common Stock during NASDAQ's regular trading session, as determined by the Committee using such publicly available sources as it may specify.

        4.    If this Option is exercised before all Option Shares are vested, it will be deemed exercised first for vested shares, unless otherwise specified. If exercised for unvested shares, the notice of exercise must be accompanied by an executed stock purchase agreement, in the form attached hereto as Exhibit B (the "Purchase Agreement"), which shall evidence the Corporation's right to repurchase, for the original exercise price, any unvested shares held by Optionee at the time that he or she ceases to provide services as a Board member, employee, consultant or independent contractor ("Services").

B.    Cessation of Services. If Optionee ceases to perform Services before the Expiration Date while this Option is outstanding, then this Option will terminate early and cease to be exercisable in accordance with the following provisions:

        1.    If Optionee ceases Services for any reason (other than death or Permanent Disability) while this Option is outstanding, then the period for exercising this Option shall be limited to a three (3)-month period commencing with the date of such cessation. During such limited period of exercisability, this Option may not be exercised in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of Services. In the case of death following such cessation of Services, the limited right to exercise the Option may be exercised by the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution. However, upon the EARLIER of (i) the expiration of such limited three (3)-month period or (ii) the specified Expiration Date, the Option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the Option has not been exercised.

        2.    If Optionee ceases Services by reason of death or Permanent Disability, then all Option Shares at the time subject to this Option but not otherwise vested shall vest in full so that this Option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the EARLIER of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's cessation of Services or (ii) the specified Expiration Date, whereupon this Option shall terminate and cease to be outstanding. Permanent Disability shall, for such purpose, mean the permanent incapacity of the Optionee, by reason of any medically determinable physical or mental impairment or illness expected to result in death or to be continuous duration of not less than twelve (12) months, to provide his or her normal Services. In the case of cessation of Services by reason of death, the limited right to exercise the Option after cessation of Services may be exercised by the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution.

        3.    Upon Optionee's cessation of Services for any reason other than death or Permanent Disability, this Option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraph C below. In addition, the Corporation may exercise its repurchase right with respect to any unvested shares held by the Optionee at the time of cessation of Services.

C.    Change in Control. If the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Corporation, enter into an agreement to merge or consolidate with another entity or enter into a plan of reorganization or liquidation, then this Option, to the extent not previously exercised or terminated, may be exercised in full for fully vested shares immediately before the consummation of such sale, merger, reorganization or liquidation and all unvested shares held by the Optionee shall then vest. However, no such acceleration will occur if the agreement requires that each outstanding option will be either assumed by the successor corporation or its parent or replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof and the successor assumes the Corporation's repurchase right on unvested shares. The committee appointed by the Board of Directors will determine such comparability, and its determination will be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, this Option, whether or not accelerated, will terminate and cease to be exercisable, unless assumed pursuant to a written agreement by the successor corporation or parent thereof. This Agreement does not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        Certain Terminations Following a Change in Control. If there is a Change in Control of the Corporation pursuant to which the vesting of the Option does not accelerate in full pursuant to the paragraph above and within twenty-four (24) calendar months thereafter there is a Qualifying Termination of Optionee's Services, then this Option will become immediately exercisable for fully-vested Option Shares. For this purpose, the following definitions apply:

        1.    A "Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied and regulatory approval has been granted if necessary:

            a.    The "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than thirty percent (30%) of the combined voting power of all securities of the Corporation is acquired, directly or indirectly, by a Person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the

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    Corporation in substantially the same proportions as their ownership of stock of the Corporation); or

            b.    During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in i. above) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            c.    The stockholders of the Corporation approve a definitive agreement to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan for liquidation, provided that such sale or liquidation has not been abandoned.

    Notwithstanding anything else contained herein to the contrary, in no event shall a Change in Control be deemed to have occurred by reason of a purchase, or series of purchases of Corporation stock by Novartis or its successor such that the acquiring entity remains subject to the terms of that certain Governance Agreement dated as of January 5, 1995, as amended through December 9, 2000, provided the acquiring entity's Corporation stock holdings, direct or indirect, in the aggregate, represent less than seventy-nine and nine-tenths of a percent (79.9%) of the combined voting power of all outstanding Corporation securities. In addition, in no event shall a Change in Control be deemed to have occurred, with respect to the Optionee, if the Optionee is part of a purchasing group that consummates the Change-in-Control transaction. The Optionee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Optionee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock or other equity of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

        2.    "Qualifying Termination" means the termination of Optionee's Services in connection with: (i) Optionee's removal from the Board of Directors of the Corporation for reasons other than Cause, (ii) Optionee's resignation from the Board of Directors of the Corporation, at the request of the Corporation, other than for Cause or (iii) the Optionee's failure to be re-nominated or re-elected to the Board of Directors.

        3.    "Cause" means:

            a.    The Optionee's willful failure to substantially perform his/her duties with the Corporation (other than any such failure resulting from disability);

            b.    The Optionee's material act of dishonesty, fraud or embezzlement against the Corporation, unauthorized disclosure of confidential information or trade secrets of any of the Corporation or an affiliate (whether or not in violation of any confidentiality agreement) or other willful conduct (other than conduct covered under (i) above) that is demonstrably injurious to the Corporation, monetarily or otherwise; or

            c.    The Optionee's having been convicted of a felony.

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    For purposes of this subparagraph, no act, or failure to act, on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the action or omission was in the best interests of the Corporation.

D.    Adjustment in Option Shares. If there is a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to (i) the total number and/or class of securities subject to this Option, (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder and (iii) the number and/or class of Option Shares for which the Option is to become vested on each applicable installment date.

E.    Limited Transferability. This Option cannot be transferred or assigned other than by will or by the laws of descent and distribution and, during Optionee's lifetime, can only be exercised by Optionee, except that, subject to such limitations as the Company may establish from time to time for administrative and regulatory compliance reasons (including continued eligibility of Registration Form-S-8), this Option may be assigned by Optionee by gift or pursuant to a domestic relations order to one or more of Optionee's family members or an entity owned, benefiting or controlled by the Optionee or one or more of Optionee's family members. Notwithstanding the foregoing, the Optionee may also designate a beneficiary to whom this Option will automatically be transferred if still outstanding upon the Optionee's death. The terms of this Option are binding upon the executors, administrators, successors and assigns of the Optionee.

F.    Compliance with Plan, Laws and Regulations. The exercise of this Option and the issuance of the Option Shares upon such exercise is subject to the terms of the Plan and compliance by the Corporation and Optionee with all applicable laws and with all applicable regulations of any stock exchange on which the Common Stock is listed for trading at the relevant time. If the Corporation cannot obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of Common Stock pursuant to this Option, the Corporation will not have any liability with respect to the failure to issue the Common Stock as to which such approval is not obtained.

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EXHIBIT B

CHIRON CORPORATION

2001-1 FORM STOCK PURCHASE AGREEMENT

        This Agreement is made as of this    day of            , 20            by and among Chiron Corporation, a Delaware corporation ("Corporation"),                        , the holder of a stock option under the Corporation's 1991 Stock Option Plan ("Optionee"), and, if applicable, the Optionee's spouse,            .

I. EXERCISE OF OPTION

        1.1    Exercise.    Optionee hereby purchases            shares of Common Stock of the Corporation ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on                        , 20    under the Corporation's 1991 Stock Option Plan ("Plan") to purchase up to             shares of the Corporation's Common Stock ("Total Purchasable Shares") at an option price of $            per share ("Option Price").

        1.2    Payment.    Concurrently with the delivery of this Agreement to the Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

        1.3    Stockholder Rights.    Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article II.

II. TRANSFER RESTRICTIONS

        2.1    Restriction on Transfer.    Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article III. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

        2.2    Transferee Obligations.    Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 2.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Corporation's Repurchase Right granted hereunder, to the same extent such shares would be so subject if retained by the Optionee.

        2.3    Definition of Owner.    For purposes of Article III of this Agreement, the term "Owner" shall include the Optionee, and all subsequent holders of the purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 2.1.

III. REPURCHASE RIGHT

        3.1    Grant.    The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases to provide services to the Corporation as a director, employee, consultant or independent contractor ("Services") or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of the Notice of Grant and the Option Agreement (such shares to be hereinafter called the "Unvested Shares").

        3.2    Exercise of the Repurchase Right.    The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 3.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Owner shall, prior to the close of business on the date specified for the repurchase deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates, pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

        3.3    Termination of the Repurchase Right.

        The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 3.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the Notice of Grant and the Option Agreement.

        3.4    Special Priority Rules.    If the option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed on or prior to the date of this Purchase Agreement, then the Optionee shall vest in the Purchased Shares pursuant to the installment provisions of the Notice of Grant, first with respect to all the Purchased Shares covered by the Prior Purchase Agreements (in the order of purchase), then with respect to the Purchased Shares hereunder. The total number of Purchased Shares as to which the Optionee shall as of any determination date be deemed to have a fully vested interest shall not exceed the difference between (i) the number of Purchased Shares hereunder as to which the Optionee would have otherwise vested in accordance with the normal installment provisions of the Notice of Grant had all the Purchased Shares been acquired exclusively under this Purchase Agreement and (ii) the number of Purchased Shares under the Prior Purchase Agreement as to which the Optionee has of such determination date vested in accordance with the special priority rules of this paragraph 3.4.

        3.5    Fractional Shares.    No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting provisions of the Notice of Grant) at the time the Optionee ceases to provide Services, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

        3.6    Additional Shares or Substituted Securities.    In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares for all purposes relating to the Repurchase Right, and the Corporation (or its successor) may require the establishment of an escrow account for any property or money (other than regular cash dividends) distributed with respect to the Purchased Shares covered by the Repurchase Right in order to facilitate the exercise of such right. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

        3.7    Special Termination of Repurchase Right.    In the event that the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Corporation, enter into an agreement to merger or consolidate with another entity or enter into a plan of reorganization or liquidation, the Repurchase Right shall terminate and lapse immediately prior to the consummation of such sale, merger, reorganization or liquidation; provided, however, that no such termination shall occur if the Repurchase Right is assigned to the successor corporation or parent thereof. In such latter event, the Repurchase Right shall remain in full force and effect and shall apply to the now capital stock or other property (including money) received in exchange for the Purchased Shares in consummation of such sale, merger, reorganization or liquidation, but only to the extent the Purchased Shares are at the time covered by such right, and the Corporation may require the establishment of an escrow account for the new capital stock or other property so received in order to facilitate the exercise of the Repurchase Right. Appropriate adjustments shall also be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of such disposition upon the Corporation's outstanding securities; provided, however, that the aggregate purchase price shall remain the same.

IV. GENERAL PROVISIONS

        4.1    Assignment.    The Corporation may assign its Repurchase Rights under Article III to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more stockholders of the Corporation.

        4.2    Notices.    Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 4.2 to all other parties to this Agreement.

        4.3    No Waiver.    The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Rights granted under Article III, shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        4.4    Cancellation of Shares.    If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

        4.5    Legend.    All certificates representing the Purchased Shares shall be endorsed with the following legend:

        "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT DATED                        , 20    , BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS TO THE CORPORATION (OR ITS ASSIGNS) UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

V. MISCELLANEOUS PROVISIONS

        5.1    Optionee Undertaking.    Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

        5.2    Agreement is Entire Contract.    This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

        5.3    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

        5.4    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        5.5    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

        5.6    Power of Attorney.    Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

        IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first indicated above.

CHIRON CORPORATION
By:
Print Name:
Address:

Optionee Address:

Optionee's Spouse Address:

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  Exhibit 10.503
NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION INITIAL OPTION GRANT
NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION ANNUAL OPTION GRANT
EXHIBIT A
2001-1 FORM AUTOMATIC GRANT STOCK OPTION AGREEMENT
EXHIBIT B
2001-1 FORM STOCK PURCHASE AGREEMENT